Exhibit 10(a)
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated April 8, 2011, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-163878) under the Securities Act of 1933 and related Prospectus of SecurePath for Life Product.
/s/ Ernst & Young LLP
Des Moines, Iowa
April 29, 2011

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 1 to the Registration Statement (Form N-4, No. 333-163878) of Separate Account VA FF and to the inclusion of our report, dated March 1, 2011, on Separate Account VA FF (comprising, respectively, the SecurePath for Life Retirement Income, SecurePath for Life 2010, SecurePath for Life 2015, SecurePath for Life 2020 and SecurePath for Life 2025 Subaccounts) included in its Annual Report for the fiscal year ended December 31, 2010.
/s/ ERNST & YOUNG LLP
Boston, Massachusetts
April 25, 2011